                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        Computer Sciences Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                    Computer Associates International, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

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                             CONSENT SOLICITATION,

                   SOLICITATION OF PROXIES IN CONNECTION WITH
                       A SPECIAL MEETING OF STOCKHOLDERS

                                      AND
                       SOLICITATION OF AGENT DESIGNATIONS
                               IN CONNECTION WITH
                 THE CALL OF A SPECIAL MEETING OF STOCKHOLDERS

                                       OF

                         COMPUTER SCIENCES CORPORATION

                               ------------------

                        SOLICITATION AND PROXY STATEMENT

                                       OF

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
                         ONE COMPUTER ASSOCIATES PLAZA
                            ISLANDIA, NY 11788-7000
                           (516) DIAL CAI (342-5224)
                            ------------------------

    This Solicitation and Proxy Statement and the accompanying [COLOR] Consent and Proxy Card with Agent Designation are being furnished to holders of outstanding common stock, par value $1.00 per share (the "Common Stock"), of Computer Sciences Corporation, a Nevada corporation ("CSC" or the "Company"), on
            , 1998 by Computer Associates International, Inc. ("Computer Associates") in connection with the solicitation of one or more of the following stockholder actions (i) consents of the stockholders of the Company (the "Shareholders") in lieu of a Shareholders Meeting (the "Consents"), (ii) proxies (the "Proxies") to be used in connection with any special meeting (the "78.379 Meeting") of Shareholders that may be required to be held in connection with
Section 78.379 of the Nevada Revised Statutes ("NRS") once requested by Computer Associates and (iii) appointments of Designated Agents ("Agent Designations") to provide for the call of a separate special meeting of the Shareholders (the "Article II Special Meeting"). Each of the Consents, Proxies and Agent Designations are being solicited for the purpose of acting upon or facilitating action upon the proposals described below in "Proposals." The Proposals (defined below) are targeted principally at (1) replacing the existing directors of CSC with directors who are committed, subject to their fiduciary duties, to removing any impediments to the ability of Shareholders to choose freely whether to accept the Offer (defined below) and approve the Proposed Merger (the "Director Replacement Proposals"), and (2) clarifying that the Company's board of directors (the "Board") may not delay the Company's annual meeting of Shareholders (the "Annual Meeting") at which Computer Associates will seek to replace the existing directors if this action cannot be accomplished by consent or at a special meeting and to limit the Board's ability to take certain Defensive

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Actions (defined below) (the "Anti-Entrenchment Proposals" and, together with the Director Replacement Proposals, the "Proposals"). See "Proposals" and "The Offer and the Proposed Merger."

    THIS SOLICITATION AND PROXY STATEMENT AND THE ACCOMPANYING [COLOR] CONSENT AND PROXY CARD WITH AGENT DESIGNATION ARE FIRST BEING SENT TO THE SHAREHOLDERS
ON OR ABOUT             , 1998. PROXIES, AGENT DESIGNATIONS AND CONSENTS SHOULD
BE DELIVERED AS PROMPTLY AS POSSIBLE, BY FAX OR BY MAIL (USING THE ENCLOSED ENVELOPE), TO COMPUTER ASSOCIATES' INFORMATION AGENT AND PROXY AND CONSENT SOLICITOR, MACKENZIE PARTNERS, INC. ("MACKENZIE PARTNERS"), 156 FIFTH AVENUE, NEW YORK, NEW YORK 10010, FAX: (212) 929-0308.

                          REASONS FOR THE SOLICITATION

    On February 17, 1998, CAI Computer Services Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Computer Associates, commenced an offer to purchase all outstanding shares of Common Stock of the Company (the "Shares"), together with (unless and until the Purchaser declares that the Rights Condition (as hereinafter defined) has been satisfied) the associated Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of December 21, 1988, amended and restated as of August 1, 1996 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, at a purchase price of $108.00 per Share (and associated Right), net to the seller in cash, without interest thereon, in each case upon the terms and subject to the conditions set forth in an Offer to Purchase (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). See "The Offer and the Proposed Merger." At any time, and from time to time, the period of time during which the Offer will be open may be extended for any reason, and because the timing of the Offer and the Proposed Merger (as defined below) are dependent on a variety of factors, it is likely that the Offer could be extended beyond the original expiration date. The Offer is currently scheduled to expire at 12:00 Midnight, New York City time, on Monday, March 16, 1998 (the "Expiration Date").

    The purpose of the Offer is to enable Computer Associates to acquire control of, and the entire equity interest in, the Company. The Offer, as the first step in the acquisition of the Company, is intended to facilitate the acquisition of all the Shares. Computer Associates currently intends, as soon as practicable following consummation of the Offer, to propose and seek to have the Company consummate a merger or similar business combination with the Purchaser or another direct or indirect wholly owned subsidiary of Computer Associates (the "Proposed Merger"). The purpose of the Proposed Merger is to acquire all Shares not tendered and purchased pursuant to the Offer or otherwise. Pursuant to the Proposed Merger, each then outstanding Share (other than Shares owned by the Purchaser, Computer Associates or any of their subsidiaries, Shares held in the treasury of the Company and Shares owned by Shareholders who perfect any available appraisal rights under the NRS) would be converted into the right to receive an amount in cash equal to the price per Share paid pursuant to the Offer.

THIS SOLICITATION AND PROXY STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. THE OFFER IS BEING MADE BY MEANS OF THE OFFER TO PURCHASE.

    Although the Purchaser will seek to have the Company consummate the Proposed Merger as soon as practicable after consummation of the Offer, if the Board opposes the Offer and the Merger, certain terms of the Rights and certain provisions of the NRS may affect the ability of the Purchaser to consummate the Offer, to obtain control of the Company and to effect the Proposed Merger. Accordingly, the timing and details of the Proposed Merger will depend on a variety of factors and legal requirements, the actions of the Board of Directors of the Company, the number of shares of Common Stock acquired by the Purchaser pursuant to the Offer and whether the Conditions to the Offer (defined below) are satisfied or waived. See "The Offer and the Proposed Merger."

THERE CAN BE NO ASSURANCE THAT THE SUCCESSFUL ADOPTION OF THE SPECIAL MEETING AND CONSENT PROPOSALS WILL LEAD TO THE CONSUMMATION OF THE OFFER AND THE PROPOSED MERGER. SEE "THE OFFER AND THE PROPOSED MERGER."

    Computer Associates seeks to adopt the Proposals in order to replace the existing directors with directors who are committed, subject to their duties as directors of the Company (which may require them to consider and/or accept offers from other persons to purchase or otherwise combine with the Company), to removing any impediments to the ability of Shareholders to choose freely whether to accept the Offer and to approve the Proposed Merger.

    The Proposals consist of two sets of proposals: the Director Replacement Proposals and the Anti-Entrenchment Proposals.

    THE DIRECTOR REPLACEMENT PROPOSALS.

    - a proposal to amend the Amended and Restated Bylaws of the Company (the "Bylaws") to permit any Shareholder action to be taken by written consent of the greater of a majority of outstanding Shares or such greater number as required by statute;

    - a proposal to remove all of the existing members of the Board and to increase the size of the Board from nine to fifteen directors;

    - a proposal to fill the vacancies created by such removal and increase in the size of the Board with directors who are committed, subject to their duties as directors of the Company (which may require them to consider and/or accept offers from other persons to purchase or otherwise combine with the Company), to removing any impediments to the ability of Shareholders to choose freely whether to accept the Offer and to approving the Proposed Merger, thereby ensuring that the Offer and the Proposed Merger get a full and fair hearing.

    THE ANTI-ENTRENCHMENT PROPOSALS.

    - a proposal to clarify that the Board may not delay the 1998 Annual Meeting to a date later than August 10, 1998; except for delays of not more than 30 days for extraordinary circumstances beyond the Board's control;

    - a proposal to adopt a "Stockholder Protection Bylaw" that would establish a quorum of all the directors then in office at a meeting duly assembled for taking a "Defensive Action," but would leave a quorum of a majority of the directors then in office if such action were approved by a majority of the outstanding Shares. "Defensive Actions" include any action or inaction by the Board with the purpose or effect, in whole or in part, of impeding a change in control of the Company not including actions over which the Board is granted unilateral authority by the NRS or the Company's charter; and

    - a proposal to repeal any Bylaws adopted by the Board since February 1, 1998.

    Computer Associates intends to solicit one or more of the following Shareholder actions (i) your Consent to act in lieu of a meeting, (ii) your Proxy to act at any 78.379 Meeting and (iii) your Agent Designation to call the
Article II Special Meeting each to adopt the Proposals.

    Computer Associates will pursue one or more of three different means of adopting the Proposals:

        1.  The solicitation of Shareholder Consents to adopt the Proposals;

        2.  The solicitation of Proxies to vote in favor of the Proposals at any
    78.379 Meeting; and

        3. The solicitation of Agent Designations to call the Article II Special Meeting.

    Computer Associates will pursue the method that will insure the adoption of the Proposals at the earliest possible date. In the event that Computer Associates fails to implement the Proposals by Consent of the Shareholders, which presents certain statutory and bylaw interpretation issues, Computer Associates will utilize the Proxies and/or the Agent Designations and Article II Special Meeting as alternative means of adopting the Proposals. See "Proposals--Required Vote." Computer Associates has brought a declaratory judgment action in the United States District Court for the District of Nevada (the "Declaratory Judgment Action") to determine the manner of action and the vote required to adopt the Proposals, to determine whether the Proposals can be introduced at a 78.379 Meeting and to clarify that the Board may not delay the Company's Annual Meeting. See "Certain Litigation." Depending on the outcome of the Declaratory Judgment Action and the results of the Consent, Proxy and Agent Designation solicitations, Computer Associates may use one or more of these methods of adopting the Proposals.

                           SECTION 78.379 OF THE NRS

    Under Section 78.379 of the NRS, after delivery of an "offeror's statement" (an "Offeror's Statement") by an "acquiring person," any "issuing corporation" must call a special meeting of stockholders to determine the acquiring person's voting rights. If the Company is an issuing corporation, Computer Associates is an "acquiring person" under Section 78.3782 of the NRS because Computer Associates has offered to acquire a controlling interest in the Company. The Company is an issuing corporation if 100 Shareholders of record are residents of the State of Nevada. If the Company is an issuing corporation, unless approved by the holders of a majority of the disinterested voting power of the Company, Computer Associates will not be entitled to vote Shares it has acquired since 90 days prior to the Offer.

    If the Company is an issuing corporation, Computer Associates may decide to cause the Board to call a 78.379 Meeting by delivering an Offeror's Statement to the Company in accordance with Section 78.379 of the NRS. Under Section 78.3789, the Company will then be required to call the 78.379 Meeting within 10 days of delivery of the Offeror's Statement and to hold the 78.379 Meeting between 30 and 50 days after the delivery of the Offeror's Statement.

    Computer Associates intends to propose the adoption of the Proposals at any
78.379 Meeting. There is no restriction in the NRS or the Company's Restated Articles of Incorporation, as amended (the "Certificate") or Bylaws of the right of Shareholders to make proposals at special meetings, and Computer Associates believes that in the absence of such restrictions, Shareholders are entitled to propose any action that may lawfully be taken by Shareholders and that the Board must put such proposal up for a vote.

                      SOLICITATION OF AGENT DESIGNATIONS;
                         THE ARTICLE II SPECIAL MEETING

    Computer Associates is soliciting Agent Designations from Shareholders to call an Article II Special Meeting. Under Article II, Section 3 of the Bylaws, the Company is required to call and hold an Article II Special Meeting upon the request of a majority of the outstanding Shares. When the persons designated as the Shareholders' agents in the Agent Designations (each a "Designated Agent") have unrevoked Agent Designations from the holders of a majority of the outstanding Shares, Computer Associates may instruct the Company to call the
Article II Special Meeting, fix the place, date and time of the Article II Special Meeting and cause notice thereof to be given to the Shareholders entitled thereto.

NOTE: THE AGENT DESIGNATIONS WILL NOT GIVE THE DESIGNATED AGENTS THE RIGHT TO VOTE ANY SHARES OF COMMON STOCK AT THE ARTICLE II SPECIAL MEETING AND NO PROXIES FOR SUCH VOTES ARE BEING SOLICITED WITH THIS SOLICITATION STATEMENT. COMPUTER ASSOCIATES WILL SEND THE SHAREHOLDERS ADDITIONAL MATERIALS SOLICITING PROXIES TO VOTE AT THE ARTICLE II SPECIAL MEETING.

                   STOCKHOLDERS ENTITLED TO EXECUTE CONSENTS
           AND AGENT DESIGNATIONS; RECORD DATE FOR ANY 78.379 MEETING

    Computer Associates believes that under the NRS, the Bylaws and the Certificate, Shareholders of record on the date on which a Consent is first submitted to the Company will be the Shareholders who are entitled to execute Consents. Computer Associates believes that the Board does not have the power to set such record date. If the Board does have such power, however, Computer Associates believes that the Board must exercise the power equitably. Computer Associates believes that under the NRS, the Bylaws and the Certificate, the Board does not have the power to set a record date for determining Shareholders entitled to execute Agent Designations. Therefore, Computer Associates believes that Shareholders of record on the date on which Agent Designations are first submitted to the Company will be the Shareholders who are entitled to execute Agent Designations. Section 78.350 of the NRS provides that the Board may fix a day not more than 60 days before the holding of any meeting of the Shareholders as the day of which Shareholders entitled to notice and to vote at such meeting must be determined.

                 YOU HAVE A SAY IN REALIZING THE FULL VALUE OF
                        YOUR INVESTMENT IN THE COMPANY.

    Computer Associates believes that the Offer presents an extremely attractive opportunity for the Shareholders, at a price which represents a premium of nearly 35% over the closing price of the Shares on the day Computer Associates commenced discussions with the Company in mid-December. The Board should allow the Shareholders to decide for themselves whether or not to accept the Offer. Adoption of the Proposals will provide the Shareholders with an opportunity to stop the Board from blocking the Offer.

         EXERCISE YOUR RIGHT TO SEND THE BOARD A MESSAGE THAT IT SHOULD
             ALLOW THE SHAREHOLDERS TO TAKE ADVANTAGE OF THE OFFER.

    By executing and returning the [COLOR] Consent and Proxy Card with Agent Designation to MacKenzie Partners you will be (i) acting by Consent to authorize the Proposals, (ii) committing to vote in favor of the Proposals at any 78.379 Meeting and (iii) authorizing Computer Associates to call the Article II Special Meeting.

    If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can execute a Consent and Proxy Card with Agent Designation for such shares and will do so only upon receipt of your specific instructions. Accordingly, you are asked to contact the person responsible for your account and instruct that person to execute the [COLOR] Consent and Proxy Card with Agent Designation.

    THE FAILURE TO EXECUTE AND RETURN THE [COLOR] CONSENT AND PROXY CARD WITH AGENT DESIGNATION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE SPECIAL MEETING AND CONSENT PROPOSALS AND OPPOSING THE CALL OF THE ARTICLE II SPECIAL MEETING. IN ORDER TO FACILITATE THE OFFER AND THE PROPOSED MERGER, COMPUTER ASSOCIATES MAY SOLICIT ONE OR MORE OF CONSENTS, PROXIES AND AGENT DESIGNATIONS.

    COMPUTER ASSOCIATES URGES THAT YOU NOT SIGN ANY CONSENT OR PROXY CARD SENT TO YOU BY THE COMPANY. WHETHER OR NOT YOU HAVE PREVIOUSLY SIGNED A CONSENT OR PROXY CARD SENT TO YOU BY THE COMPANY, COMPUTER ASSOCIATES URGES YOU TO SIGN, DATE AND RETURN THE [COLOR] CONSENT AND PROXY CARD WITH AGENT DESIGNATION AS SOON AS POSSIBLE.

                          BACKGROUND AND RECENT EVENTS

    Computer Associates and the Company are parties to license agreements pursuant to which the Company licenses Computer Associates software for internal use and for third party processing on behalf of the Company's clients, and are parties to other arrangements under which the Company has the right to resell Computer Associates software. Representatives of Computer Associates and the Company have met from time to time over the past several years to discuss technical and marketing aspects of these arrangements.

    Early in the week of December 15, 1997, Sanjay Kumar, President and Chief Operating Officer of Computer Associates, telephoned the office of Van Honeycutt, Chairman and Chief Executive Officer of the Company, to arrange a meeting to discuss a possible business combination between the companies. On December 18, Mr. Kumar and Charles B. Wang, Chairman and Chief Executive Officer of Computer Associates, met with Mr. Honeycutt at Mr. Honeycutt's office in El Segundo, California to discuss the merits of combining Computer Associates and the Company. Mr. Honeycutt agreed to review the idea and get back to Computer Associates.

    On or about January 9, 1998, Mr. Honeycutt called Mr. Kumar. Mr. Kumar and Mr. Honeycutt discussed a number of issues relating to a business combination, including possible synergies of a transaction. They agreed to meet in early February to continue the discussions. On January 19 and 20, the Computer Associates Board of Directors met and considered the possible business combination. On or about January 19, Mr. Kumar called Mr. Honeycutt to request to have their respective financial advisors meet. Mr. Honeycutt expressed his desire to keep the discussions between principals until a general agreement had been reached. Following that discussion, Mr. Kumar sent Mr. Honeycutt the following letter:

                                          January 21, 1998

    Mr. Van B. Honeycutt
    Chairman
    CSC
    2100 East Grand Avenue
    El Segundo, CA 90245

    Dear Van:

        I appreciate your candid views of the merits of combining our two companies, as well as the appreciating value of CSC. While you and I have some differences over valuation and the synergies of the combined companies, I continue to believe that a merger would benefit both companies and our collective shareholders tremendously. Computer Associates Board of Directors has unanimously supported our negotiation of this transaction. Your shareholders would receive a substantial premium to market value, and we are confident that they would be pleased with our offer.

        We for a long time have held the strategic view that the strengths of our company's software products and development capabilities should be combined with a provider of strategic management consulting and information technology services. More and more we are seeing the industry moving toward this view. Such a combination is highly complementary to both companies, in our case adding strategic consulting and integration services to our strong group of products and in your case gaining access to a large pool of products and one of the best stables of new software developers. As year 2000 approaches, our combined enterprise should lead the technology world into the 21st century.

        I look forward to our February 5, 1998 meeting to discuss on-going management and continue our discussions of other issues. In the interim, I am requesting that you reconsider having our mutual advisors and a limited group of senior management further our due diligence. In this way, we both can be informed by the facts, and in a position to move quickly before any notice of our discussions becomes generally known.

        Again, congratulations on CSC's 3rd Quarter results. I am traveling for the next few days, but can be reached through my office or by confidential fax.

                                          Sincerely,
                                          /s/ SANJAY KUMAR
                                          Sanjay Kumar
                                          President and
                                          Chief Operating Officer

    On January 21 and 23, Computer Associates, through a wholly owned subsidiary, bought 170,000 Shares.

    On January 27, Mr. Honeycutt advised Mr. Kumar that he did not want to engage advisors in the process until after the February 5 meeting. On February 2, Mr. Honeycutt called Mr. Kumar to suggest that the February 5 meeting cover several significant issues and Mr. Honeycutt agreed to travel to Scottsdale, Arizona to accommodate Mr. Wang's schedule so that he could also participate in the discussions.

    Mr. Honeycutt met with Mr. Wang and Mr. Kumar in Scottsdale, Arizona on February 5. At that meeting, Mr. Honeycutt raised several issues, including organization, employee retention, stock options and severance plans, board composition and valuation. Messrs. Wang and Kumar addressed all of the issues with Mr. Honeycutt, reaching agreement on all points other than board composition and valuation. On February 6, Mr. Kumar and Mr. Honeycutt discussed value and compensation issues and Mr. Honeycutt's role in a combined organization. After discussing Mr. Honeycutt's range of values for the Company, Mr. Kumar offered to begin immediate negotiations. After Mr. Honeycutt declined, he agreed that he and Mr. Kumar would speak further on February 10. Mr. Kumar sent the following letter summarizing his understanding of the discussions from the meeting:

                                          February 6, 1998

    Mr. Van B. Honeycutt
    Chairman and CEO
    CSC
    2100 East Grand Avenue
    El Segundo, CA 90245
    Dear Van:

        Thank you for taking the time yesterday to meet with Charles and me in Scottsdale and for our telephone conversation of today. I found the discussions beneficial but remain disappointed that we were unable to reach agreement on price.

        As we have discussed since our first meeting on this subject in December, we believe that the combination of CA and CSC would create a world class information technology solution provider with unparalleled depth in both software and services. The combination of CA 's people and CA 's software product strength together with CSC's people and CSC's services capability would create the perfect model for the next generation of information technology solutions provider that will lead our industry into the next millennium.

        In reviewing our discussions of yesterday, it is apparent that we are in agreement on all points with the exception of price. To confirm our views on a number of the key issues you raised yesterday:

       - We are in agreement on the need and manner of retaining key managers and employees. We would supply key managers and employees with employment agreements that will provide them with a strong incentive to remain with the combined company.

       - We are in agreement on providing stock option grants, consistent with CA 's prior practice for our own employees, to key managers and employees. This will allow them to participate in the success of the combined company, and will further ensure continuity with respect to the combined company's commitment to our mutual clients.

       - We are in agreement that the CSC organization within the combined company will be on equal footing to CA's existing product organization. I am committed to making sure that all of the members of the CSC organization are welcomed into the combined company with open arms.

       - We do not expect the combined company to have to reduce any headcount to achieve the synergies that a transaction of this size demands. Consequently, as in our last major acquisition of Cheyenne Software, we anticipate that all of the valuable CSC employees will be offered positions with the combined company.

       - Beyond the absolute level of staffing, we expect to maintain the current structure of CSC's organization with little change. As we discussed, it would make sense for the CA part of the combined company to take over CSC's product development efforts and for CSC, in turn, to take over CA's service commitments and efforts. The inherent synergies in this process will allow both the CA and CSC parts of the combined company to do what they do best.

       - We expect to staff new projects with both outside hiring and some redeployment of existing CA staff. This will allow the combined company to aggressively seek new services opportunities.

        Given all of the points of agreement, I remain confident that the employees of both CA and CSC will embrace this combination. Our mutual clients would also be excited by the possibility of being serviced by a stronger and broader information technology solutions provider. The industry and the market will clearly applaud such a combination.

        With respect to CSC's shareholders, I remain confident that they would find CA 's proposal of an all cash offer of $100 very attractive. At our offer, CSC's shareholders would be receiving a premium of approximately 30% to the average closing price for the month of December, when we first initiated discussions regarding a combination of our respective businesses. We have expressed our concern that knowledge of our discussions might be contributing to the recent rise in your stock price, to an all time high during the last week. Even so, our proposed offer still yields a significant premium. Any analysis of our proposed offer must consider the recent run up in your stock price.

        A transaction would be subject, among other things, to receipt of any required regulatory approvals and third-party consents and the taking of all necessary actions to eliminate the applicability of, or to satisfy, any anti-takeover or other defensive provisions contained in the applicable corporate statues or CSC's charter and by-laws including CSC's poison pill. As I mentioned to you yesterday, we have made financing arrangements to facilitate a rapid conclusion. The Board of Directors, key senior management, and I have discussed this transaction in detail, and we are all excited about the possibilities of creating a world class combination of CA and CSC. Our proposal remains subject to the approval of our Board of Directors.

        Van, I hope that CSC's Board of Directors and you share our enthusiasm for this transaction. We view our offer as an excellent opportunity for the shareholders of CSC to realize full value for their holdings, and equally importantly we view our offer as a tremendous opportunity for CSC's employees and clients. We are prepared to enter into immediate negotiations with your directors, management, advisors and you to answer any additional questions that you may have regarding our proposal. As I mentioned to you yesterday and today, we would prefer a negotiated transaction that can be presented to your shareholders as a joint product of CA 's and CSC's Boards of Directors and management. In this spirit, we would be willing to consider some adjustment to our offer based on the outcome of our due diligence reviews and discussions. I look forward to hearing from you at your earliest convenience.

                                          Sincerely,
                                          /s/ SANJAY KUMAR
                                          Sanjay Kumar
                                          President and
                                          Chief Operating Officer

    On February 10, after not having received any response to the February 6 letter, Mr. Kumar contacted Mr. Honeycutt to advise him that the Computer Associates Board of Directors had unanimously approved an offer to acquire the Company. Mr. Kumar also discussed Mr. Honeycutt's continuing role in the Company, and had further discussions on value. Mr. Kumar suggested that the parties immediately begin negotiations to bridge the gap on value with a view to quickly concluding a negotiated transaction. After Mr. Honeycutt declined, Mr. Kumar sent to Mr. Honeycutt the following letter:

    On February 10, 1998, Computer Associates sent the following letter to Mr. Van B. Honeycutt, Chairman of the Board, and Chief Executive Officer of the
Company:

        February 10, 1998

        Mr. Van B. Honeycutt
       Chairman and CEO
       Computer Sciences Corporation
       2100 East Grand Avenue
       El Segundo, CA 90245

        Dear Van,

           Charles and I appreciate the significant time you have invested over the last few months in the discussions that we have had regarding the combination of Computer Associates International, Inc. ("CA") and Computer Sciences Corporation ("CSC"). However, we are disappointed that CA and CSC have not been able to come to a final resolution.

           Consequently, we are writing to offer to acquire CSC in a merger transaction in which your stockholders would receive $108 in cash for each share of CSC common stock. We believe our offer presents an extremely attractive opportunity for your stockholders, at a price which represents a premium of nearly 35% over the closing price of CSC's common stock on the day we commenced our discussions in mid-December. At that time, CSC's stock was trading close to its all-time high.

           The CA Board of Directors has unanimously approved this offer. Further, as I have previously informed you, CA has obtained the necessary financing commitments to consummate this transaction without delay. As we agreed, the combination of CA and CSC would create a world-class information technology solutions provider with unparalleled depth in both software and services. The combination of CA's strength in software and CSC's services capabilities, together with our collective personnel, would create the perfect model for the next generation of information technology solutions provider that will lead our industry into the next millennium.

           As we discussed at our meeting on February 5, and as confirmed by my letter of February 6:

           - We are in agreement on the need and manner of retaining key managers and employees. We would supply key managers and employees with employment agreements that will provide them with a strong incentive to remain with the combined company.

           - We are in agreement on providing stock option grants to key managers and employees. This will allow them to participate in the success of the combined company, and will further ensure continuity with respect to the combined company's commitment to our mutual clients.

           - We are in agreement that the CSC organization within the combined company will be on equal footing to CA's existing product organization. CA is committed to making sure that all of the members of the CSC organization are welcomed into the combined company with open arms.

           - We do not expect the combined company to need to reduce any headcount to achieve the synergies that a transaction of this size demands. Consequently, as in our last major acquisition of Cheyenne Software, we anticipate that all of the valuable CSC employees will be offered positions with the combined company.

           - Beyond the absolute level of staffing, we expect to maintain the current structure of CSC's organization with little change. As we discussed, it would make sense for the CA part of the combined company to take over CSC's product development efforts and for CSC, in turn, to take over CA's service commitments and efforts. The inherent synergies in this process will allow both the CA and CSC parts of the combined company to do what they do best.

           - We expect to staff new projects with both outside hiring and some redeployment of existing CA staff. This will allow the combined company to aggressively seek new services opportunities.

           As we have previously discussed, we have conducted an extensive analysis of CSC based on publicly available information. We believe that CA and CSC may be able to bridge some of our differences with respect to valuation if CA is given the opportunity to conduct limited due diligence on CSC's business and operations. With CSC's cooperation, our due diligence review can be accomplished within a week.

           Our offer is subject to the execution of a mutually satisfactory merger agreement containing customary terms and conditions. We believe that such an agreement can be negotiated while we are conducting our due diligence review of CSC. Our counsel has advised us that an acquisition of CSC by CA should not encounter regulatory delays.

           We look forward to meeting with you to discuss our offer. We are hopeful your Board will conclude that your stockholders should not be denied the opportunity to consider our offer. We at CA are determined to take every appropriate action to pursue this transaction. In view of the importance of this matter, time is of the essence, and we await your prompt response.

        Sincerely,

        /s/ Sanjay Kumar

        Sanjay Kumar
    President and Chief Operating Officer

    Mr. Kumar attempted to reach Mr. Honeycutt on February 11 and 12 without success. On February 14 and 15, at Mr. Kumar's request, Mr. Michael Urfirer of Bear, Stearns & Co. Inc., Computer Associates' financial advisor, discussed with Gene Sykes of Goldman Sachs & Co., financial advisor to the Company, Computer Associates' strong desire to make every effort to consummate a friendly, negotiated transaction. Mr. Urfirer also advised Mr. Sykes that Computer Associates believed that the value of a negotiated transaction would be $114 per Share, the increased price reflecting the difference in value between a friendly and a contested transaction. Mr. Urfirer offered to arrange a meeting between the principals to attempt to reach agreement on valuation which was declined. Following these discussions, Mr. Kumar sent the following letter to Mr. Honeycutt.

                                          February 15, 1998

    Mr.Van B. Honeycutt
    Chairman and CEO
    Computer Sciences Corporation
    2100 East Grand Avenue
    El Segundo, CA 90245
    Dear Van:

        We have been disappointed by the response to date to the offer that we made last Tuesday to combine our two companies' businesses by means of a cash merger at $108 per CSC share. As we have expressed from the beginning, our hope and intent was to prompt a meaningful effort to move ahead on both our parts to a negotiated transaction.

        We believe that the best way, by far, to effect a combination of our two companies' businesses is through prompt negotiation of the terms followed by equally prompt implementation. Every one of CSC's constituencies -- shareholders, employees, customers and partners -- will greatly benefit from this approach.

        We made it clear in our February 10th letter that we believed that we could bridge some of our differences with respect to value in a friendly transaction. The value of a friendly, promptly negotiated and concluded transaction is substantial in our view. Our financial advisor, Michael Urfirer of Bear Stearns, has communicated to your financial advisor, Gene Sykes of Goldman Sachs, in very specific terms the magnitude of the value increase to your shareholders in a negotiated transaction.

        Conversely, an adverse impact to CSC's business and people, substantially increased difficulty in combining the businesses and significant costs to both companies are inevitable outcomes of a contested process, which would result in a reduced value of CSC. In short, we are proposing a transaction that has compelling value to your shareholders and other constituencies, especially when measured against a contested alternative.

        Our request is simple. We would like to commence negotiations with you this weekend. We would be guided in those negotiations by the thinking reflected in my letters of February 6 and 10, which remains unchanged, except as to price. I very much look forward to this. We are committed to the business strategy of combining our two companies' businesses and, as I have stated, believe a negotiated transaction is clearly preferable for all concerned. However, as we communicated to Mr. Sykes earlier today, if substantive negotiations have not started by Monday at 12:00 noon EST, we will have no choice but to move ahead on a unilateral basis at a substantially lower price than we communicated to Mr. Sykes which would be required to reflect the diminution in value as indicated above.

        We hope this demonstrates our continuing efforts to consummate a friendly transaction. It is truly important to us that you and your Board are fully informed at this critical stage.

        I look forward to hearing from you. I can be reached at the numbers I previously left with you or through Michael Urfirer of Bear Stearns.

                                          Sincerely,
                                          Sanjay Kumar
                                          President and
                                          Chief Operating Officer

cc: Board of Directors of Computer Sciences Corporation
   Gene Sykes, Goldman, Sachs & Co.

    Mr. Urfirer attempted to reach Mr. Sykes on February 16 without success.

    On February 17, 1998, Computer Associates commenced the Offer.

    In addition, on February 17, 1998, Computer Associates filed a complaint (the "Complaint") in the United States District Court for the District of Nevada (the "Court"). The Complaint requests that the Company be enjoined from taking actions to impede the exercise of the shareholder franchise, or the consummation of the Offer, and that the Company be required to render inapplicable various anti-takeover devices including its Rights Agreement, so that the Offer may be consummated.

    The Complaint also seeks various declarations pursuant to the NRS and the Bylaws regarding the solicitation of Consents, Proxies and Agent Designations. Computer Associates has asked the Court to declare that the holders of a majority of the Shares may act, by written consent or vote, to amend the Bylaws. Computer Associates also has asked the Court to declare that the holders of two-thirds of the Shares may act, by written consent or vote, to remove a sufficient number of the existing directors to be able to designate a majority of the members of the Board. Computer Associates has moved the Court for an expedited determination of these issues. That motion is pending before the Court.

    Also, on February 17, 1998, with respect to the Solicitation of Consents, Proxies and Agent Designations, Computer Associates filed preliminary copies of solicitation materials with the Commission.

    According to a Current Report on Form 8-K filed by the Company on February 17, 1998, effective February 16, 1998, the Board purported to adopt a bylaw opting out of Section 78:378 to 78:3793 of the NRS, inclusive, Computer Associates is evaluating the Board's purported action. See "Section 78:379 of the NRS."

                                   PROPOSALS

DIRECTOR REPLACEMENT PROPOSALS.

1. ACTION BY WRITTEN CONSENT PROPOSAL

           (Item 1 on Consent and Proxy Card with Agent Designation)

SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE ACTION BY WRITTEN CONSENT
RESOLUTION:

    "Resolved, that pursuant to the Bylaws of the Company, the stockholders of the Company hereby amend the Bylaws by deleting Article II, Section 10 in its entirety and replacing the same with the following effective immediately:

        'Any action that may be taken by a vote of the stockholders at a meeting including, without limitation, the election of directors to fill vacancies or newly created directorships on the Company's board of directors, may be taken without a meeting and without notice if authorized by the written consent of stockholders holding at least a majority of the outstanding shares of voting stock of the Company or such greater number required by statute. This bylaw may not be amended or repealed except by a vote of the stockholders."'

2. DIRECTOR REMOVAL RESOLUTION

           (Item 2 on Consent and Proxy Card with Agent Designation)

SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE DIRECTOR REMOVAL
RESOLUTION:

    "Resolved, that all of the existing members of the board of directors or, if this resolution is not voted for by holders of sufficient shares to remove the entire board of directors, the maximum number of directors that may properly be removed by the stockholders approving this resolution, be and hereby are removed from the board of directors, effective immediately or, if the next succeeding sentence applies effective one week after the date on which this resolution is adopted. If this resolution is not approved by holders of sufficient shares to remove the entire board of directors, the existing directors shall name for removal within one week after the date on which this resolution is adopted a number of names of existing directors equal to the maximum number of directors that may be removed by the stockholders approving this resolution. If the existing board of directors shall fail to name such directors for removal within such one-week period, existing directors shall be removed in ascending order of number of votes received by each director at the Company's annual meeting of stockholders on August 11, 1997, as set forth in the Quarterly Report on Form 10-Q for the period ended September 26, 1997, until that maximum number of directors that may be removed by the stockholders approving this resolution has been removed."

3. BOARD INCREASE RESOLUTION.

           (Item 3 on Consent and Proxy Card with Agent Designation)

SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON A RESOLUTION INCREASING THE SIZE OF THE COMPANY'S BOARD OF DIRECTORS:

    "Resolved, that pursuant to the Bylaws of the Company, the stockholders of the Company hereby amend the Bylaws by deleting the first sentence of Article III, Section 1 thereof in its entirety and replacing the same with the following effective immediately:

    'The exact number of directors which shall constitute the whole board shall be 15, all of whom shall be at least 18 years of age.'

    and by adding the following sentence at the end of Article VIII, Section 1:

    "This bylaw may not be amended or repealed except by a vote of the stockholders."'

4. ELECTION OF DIRECTORS RESOLUTION.

           (Item 4 on Consent and Proxy Card with Agent Designation)

SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE ELECTION OF DIRECTORS
RESOLUTION:

    "Resolved, the stockholders hereby elect as directors of the Company so many of Charles B. Wang, Sanjay Kumar, Russell Artzt, Peter A. Schwartz, Steven M. Woghin, Charles P. McWade, Ira Zar, Michael A. McElroy, David Kaplan, Robert Toth, Richard Chiarello, Lisa Savino, Gary Quinn, Abraham Poznanski, Douglas Robinson, (the "Nominees") as may be necessary to fill the vacancies on the Board created by the adoption of resolutions proposed by Computer Associates removing directors and amending the Bylaws to increase the size of the Board and to the extent that cumulative voting applies to the filling of such vacancies and newly created directorships, the votes or consents of stockholders voting for or consenting to this resolution shall be cumulated so as to elect the maximum number of such Nominees, in each case, to hold such office until each of their successors has been elected and qualified or until their earlier resignation or removal. The Nominees shall be elected in the order they are listed herein effective immediately upon the creation of such vacancies and/or newly created directorships."

    Computer Associates proposes the election of the following Nominees to the Board to fill the vacancies and/or newly created directorships:

NAME AND ADDRESS                                        AGE         PRESENT PRINCIPAL OCCUPATION AND EMPLOYMENT
---------------------------------------------------  ---------  ---------------------------------------------------

Charles B. Wang                                             52  Mr. Wang has been Chief Executive Officer of the
                                                                Computer Associates since 1976 and Chairman of the
                                                                Board of Computer Associates since April 1980. He
                                                                is a Director of Computer Associates and is also a
                                                                director of Symbol Technologies, Inc.

Sanjay Kumar                                                35  Mr. Kumar President has been and Chief Operating
                                                                Officer of Computer Associates since January 1994.
                                                                He was Executive Vice President-Operations of
                                                                Computer Associates from January 1993 to December
                                                                1993, Senior Vice President-Planning from April
                                                                1989 to December 1992, Vice President-Planning from
                                                                November 1988 to March 1989. He joined Computer
                                                                Associates with the acquisition of UCCEL in August
                                                                1987. Mr. Kumar is a Director of Computer
                                                                Associates.

NAME AND ADDRESS                                        AGE         PRESENT PRINCIPAL OCCUPATION AND EMPLOYMENT
---------------------------------------------------  ---------  ---------------------------------------------------
Russell Artzt                                               50  Mr. Artzt has been Executive Vice President-
                                                                Research and Development of Computer Associates
                                                                since April 1987 and the Senior Development Officer
                                                                of the Computer Associates since 1976. Mr. Artzt is
                                                                a director of Computer Associates.

Peter A. Schwartz                                           54  Mr. Schwartz has been Senior Vice President-Finance
                                                                and Chief Financial Officer of the Company since
                                                                April 1987. He has served in various financial
                                                                roles since joining the Company in July 1983.

Steven M. Woghin                                            51  Mr. Woghin has been Senior Vice President and
                                                                General Counsel of Computer Associates since April
                                                                1995. He was Vice President, Legal of Computer
                                                                Associates from April 1992 to March 1995. Prior to
                                                                1990 through April 1992, he was a partner in the
                                                                law firm of Arter & Hadden.

Charles P. McWade                                           52  Mr. McWade has been Senior Vice President-Finance
                                                                of the Company since April 1990, having served in
                                                                various financial positions including Treasurer
                                                                from April 1988 to March 1994. Mr. McWade joined
                                                                the Company in October 1983.

Ira Zar                                                     36  Mr. Zar was elected Senior Vice President and
                                                                Treasurer effective April 1994, having previously
                                                                served as Vice President-Finance since April 1990.
                                                                Mr. Zar joined the Company in June 1982.

Michael A. McElroy                                          53  Mr. McElroy was elected Secretary of the Company
                                                                effective January 1997, and has been a Vice
                                                                President of the Company since April 1989. He
                                                                joined the Company in January 1988 and served as
                                                                Secretary from April 1988 through April 1991.

David Kaplan                                                31  Mr. Kaplan is the Divisional Vice President,
                                                                Finance of Computer Associates, where he has been
                                                                employed since 1990.

Robert Toth                                                 41  Mr. Toth is the Senior Vice President, Strategic
                                                                Business Alliances of Computer Associates, where he
                                                                has been employed since 1984.

Richard Chiarello                                           45  Mr. Chiarello is the Senior Vice President and
                                                                General Manager, North America of Computer
                                                                Associates, where he has been employed since 1985.

NAME AND ADDRESS                                        AGE         PRESENT PRINCIPAL OCCUPATION AND EMPLOYMENT
---------------------------------------------------  ---------  ---------------------------------------------------
Lisa Savino                                                 32  Ms. Savino has been Vice President and Treasurer of
                                                                Computer Associates since November 1997. She was
                                                                Vice President and Assistant Treasurer from April
                                                                1996 to November 1997. She was Assistant Vice
                                                                President and Assistant Treasurer from April 1995
                                                                to April 1996. From 1990 to April 1996, she held
                                                                various positions at Computer Associates.

Gary Quinn                                                  37  Mr. Quinn is the Senior Vice President, Global
                                                                Information Services of Computer Associates, where
                                                                he has been employed since 1985.

Abraham Poznanski                                           42  Mr. Poznanski is the Senior Vice President,
                                                                Internal Audit of Computer Associates, where he has
                                                                been employed since 1991.

Douglas Robinson                                            41  Mr. Robinson is the Senior Vice President, Investor
                                                                Relations of Computer Associates, where he has been
                                                                employed since 1983.

    If Computer Associates is successful in removing fewer than all of the Company's directors or is not successful in increasing the size of the Board, Computer Associates may reduce the number of Nominees to the Board. The Nominees will be eliminated in reverse order in which they are listed, as necessary, depending on the number of vacancies and/or newly created directorships to be filled.

LEGAL VALIDITY OF AND VOTE REQUIRED FOR THE DIRECTOR REPLACEMENT PROPOSALS.

AMENDMENT OF BYLAWS.

    The NRS permits the adoption of bylaws prescribing the vote required for shareholder action at a meeting or by written consent. Article VIII, Section 1 of the Bylaws authorizes the adoption or amendment of Bylaws "by the affirmative vote or written consent of a majority of the outstanding shares of this corporation, except as otherwise providedflin these Bylaws." Computer Associates believes that Article VIII, Section 1 authorizes the adoption of those proposals consisting of Bylaw amendments (the "Bylaw Amendment Proposals") by a majority of the outstanding Shares, whether such action is taken by written consent or at a shareholders meeting. Article II, Section 10 of the Bylaws currently states that "Any action, except election of directors, which may be taken by a vote of stockholders at a meeting, may be taken without a meeting and without notice if authorized by the written consent of stockholders holding at least three-fourths of the voting power." Computer Associates believes that Article II, Section 10 does not impair the authority under Article VIII, Section 1 of the holders of a majority of the outstanding Shares to amend the Bylaws by written consent because Article II, Section 10 merely contains a general authorization for Shareholders to act by written consent by a three-fourths vote, without limiting rights Shareholders may have to act on specific matters by written consent of a lesser number of Shares. Computer Associates believes that the reference to action by written consent in Article VIII, Section 1 would be meaningless if
Article II, Section 10 set the minimum vote requirements for amending the Bylaws by written consent of Shareholders. The Declaratory Judgment Action also seeks confirmation of the minimum vote required to amend the Bylaws by written consent. See "Certain Litigation."

REMOVAL OF DIRECTORS

    Under Article III, Section 2 of the Bylaws, and Section 78.335 of the NRS, directors can be removed by a vote or written consent of two-thirds of the issued and outstanding Shares, but in a corporation, such as the Company, having a cumulative voting system, no single director may be removed except by stockholders owning sufficient shares to prevent such director's election to the board. Computer Associates believes that the purpose of the cumulative voting limitation on shareholder removal powers is to prevent a shareholder majority from using its removal powers to undermine the right of the minority to elect directors under cumulative voting. Therefore, Computer Associates believes that the cumulative voting limitation on removal would be interpreted as allowing Computer Associates to remove as many directors as it would be assured of electing under the Company's cumulative voting system. Assuming that Computer Associates had Proxies or Consents from 66 2/3% of the outstanding shares, Computer Associates would be able to remove six directors. The Declaratory Judgment Action also seeks confirmation of this cumulative voting test in the context of a contest for corporate control. See "Certain Litigation."

FILLING VACANCIES AND/OR NEWLY CREATED DIRECTORSHIPS

    Computer Associates also intends to fill the vacancies created by the removal of directors. Section 78.335 of the NRS and Article III, Section 2 of the Bylaws provide that board vacancies MAY be filled by a majority of the remaining directors (emphasis added). Computer Associates believes that such language does not preclude Shareholders' right to fill vacancies created by removal of directors because courts interpret narrowly any incursion into the inherent powers of the Shareholders to fill board vacancies and/or newly created directorships. Such interpretation has been firmly upheld in other jurisdictions. MOON V. MOON MOTOR CAR, Del Ch., 151 A. 298 (1930); CAMPBELL V. LOEW'S, INC., Del. Ch. 134 A.2d 852 (1957); DILEUTERIO V. U.C. CAVALIERS, Del. Ch. Civil Action No. 8801 (1987); SIEGMAN V. TRI-STAR PICTURES, INC., C.A. No. 9477 (Del. Ch. 1989). The Declaratory Judgment Action seeks confirmation that the Shareholders may fill such vacancies and/or newly created directorships on the Board. See "Certain Litigation." With respect to the Shareholders' power to fill such vacancies and/or newly created directorships by written consent, Computer Associates believes that the clause ", EXCEPT THE ELECTION OF DIRECTORS," in the existing Article II, Section 10 of the Bylaws does not bar Shareholders from filling the existing vacancies or newly created directorships by consent, but merely excepts election of directors from the three-fourths voting requirement of the existing Article II, Section 10, thereby making the election of directors subject to the general requirements of Section 78.320 of the NRS for action by consent, regardless of whether the action by written consent proposal is adopted. The Declaratory Judgment Action also seeks confirmation that the Shareholders may fill vacancies and/or newly created directorships on the Company's Board acting by written Consents, so long as the Shareholders comply with Section 78.320. See "Certain Litigation."

ANTI-ENTRENCHMENT PROPOSALS.

5. PROPOSAL TO AMEND THE BYLAWS TO CLARIFY THAT THE BOARD MAY NOT DELAY THE 1998 ANNUAL MEETING TO A DATE LATER THAN AUGUST 10, 1998.

           (Item 5 on Consent and Proxy Card with Agent Designation)

    SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON A PROPOSAL TO ADOPT THE FOLLOWING AMENDMENT TO THE COMPANY'S BYLAWS, CLARIFYING THAT THE BOARD MAY NOT DELAY THE 1998 ANNUAL MEETING:

    "Resolved, that pursuant to the Bylaws of the Company, the stockholders of the Company hereby amend the Bylaws by deleting Article II, Section 2 thereof in its entirety and replacing the same with the following:

        'Section 2. DATE OF THE ANNUAL MEETING; ELECTION OF DIRECTORS.

        Annual meetings of stockholders shall be held on the second Monday in August, if not a legal holiday, and if a legal holiday, then on the next secular day following at 2:00 p.m.; provided, however, that if the Board of Directors is unable to hold the 1998 Annual Meeting on such second Monday due entirely to forces beyond their control, then the meeting shall be held on the next earliest practicable date but in no event later than the second Monday in September. At such annual meeting, the stockholders of the corporation shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. This bylaw may not be amended or repealed except by a vote of the stockholders."'

6. PROPOSAL TO ADOPT A "STOCKHOLDER PROTECTION BYLAW" THAT WOULD ESTABLISH THAT A QUORUM CONSISTS OF ALL THE DIRECTORS THEN IN OFFICE AT A MEETING DULY ASSEMBLED FOR TAKING ANY DEFENSIVE ACTION, BUT WOULD LEAVE A QUORUM TO CONSIST OF A MAJORITY OF THE DIRECTORS THEN IN OFFICE IF SUCH ACTION WERE ALSO APPROVED BY A MAJORITY OF THE OUTSTANDING SHARES

           (Item 6 on Consent and Proxy Card with Agent Designation)

    SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE PROPOSAL TO ADOPT A "STOCKHOLDER PROTECTION BYLAW" THAT WOULD ESTABLISH THAT A QUORUM CONSISTS OF ALL THE DIRECTORS THEN IN OFFICE AT A MEETING DULY ASSEMBLED FOR TAKING ANY DEFENSIVE ACTION, BUT WOULD LEAVE A QUORUM TO CONSIST OF A MAJORITY OF THE DIRECTORS THEN IN OFFICE IF SUCH ACTION WERE APPROVED BY A MAJORITY OF THE OUTSTANDING SHARES:

    "Resolved, that pursuant to the Bylaws of the Company, the stockholders of the Company hereby amend the Bylaws by adding a new Article III, Section 11 thereof which shall read as follows:

        'Section 11. DEFENSIVE ACTIONS.

        Notwithstanding any provision to the contrary contained in these Bylaws, all of the directors then in office at a meeting duly assembled shall be a quorum for any meeting at which any Defensive Action is approved by the directors unless such action is approved by a majority outstanding shares entitled to vote. 'Defensive Action' shall mean any action by the Board with the purpose or effect, in whole or in part, of impeding a change in control of the Company or increasing the Board's power to impede such a change in control in the future; provided, however, that any actions over which the NRS or the Company's Charter grants unilateral authority to the Board shall not be Defensive Actions hereunder and provided further that if an offer is made to acquire the Company or all of the

    Company's shares, and the Board determines that such offer will maximize the Company's value at a sale for the Shareholders' benefit, no action taken by the Board to facilitate such Offer shall be a Defensive Action within the meaning of this Section 11. This bylaw may not be amended or repealed except by a vote of the stockholders."'

7. PROPOSAL TO REPEAL ANY BYLAWS ADOPTED BY THE BOARD SINCE FEBRUARY 1, 1998.

           (Item 7 on Consent and Proxy Card with Agent Designation)

    SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON A PROPOSAL TO REPEAL ANY BYLAW ADOPTED BY THE BOARD SINCE FEBRUARY 1, 1998:

    "RESOLVED, that any Bylaws adopted by the board of directors since February 1, 1998, other than any Bylaw adopted pursuant to NRS 78.378, be and hereby are repealed."

    The purpose of this proposal is to prevent the Board from interfering with the implementation of the proposals being voted upon by the Shareholders at any
78.379 Meeting or being acted upon by the Shareholders by consents and to prevent the Board from enacting further defensive Bylaws intended to block the Shareholders' ability to take advantage of the Offer.

DESCRIPTION AND LEGAL VALIDITY OF THE ANTI-ENTRENCHMENT PROPOSALS.

    Article II, Section 2 of the Company's Bylaws states in relevant part:
"Annual meetings of the stockholders shall be held on the second Monday in August, if not a legal holiday, AND IF A LEGAL HOLIDAY, THEN ON THE NEXT SECULAR DAY FOLLOWING AT 2:00 P.M., OR AT SUCH OTHER TIME AND DATE AS THE BOARD OF DIRECTORS SHALL DETERMINE" (emphasis added).

    Section 78.345 of the NRS states in relevant part: "If any corporation fails to elect directors within 18 months after the last election of directors required by NRS 78.330, the district court has jurisdiction in equity, upon application of any one or more stockholders holding stock entitling them to exercise at least 15% of the voting power, to order the election of directors in the manner required by NRS 78.330."

    Computer Associates believes that Article II, Section 2 of the Bylaws means that the Board may not delay the Annual Meeting unless the second Monday in August falls on a legal holiday. Nevertheless, Computer Associates is seeking to amend Article II, Section 2 because the existing Bylaws may be interpreted to mean that the Board has the ability, subject to its fiduciary duties, to delay an Annual Meeting for the full 18 months allowed by Section 78.345 of the NRS even if the second Monday of August does not fall on a legal holiday. The 1997 annual meeting was held on August 11, 1997; the eighteen-month anniversary of that date is February 8, 1999.

    At the 1998 Annual Meeting if the Director Replacement Proposals are not duly adopted by Shareholders, Computer Associates intends to seek to replace the existing directors and fill any newly created directorships with a slate of nominees who are committed, subject to their duties as directors of the Company (which may require them to consider and/or accept offers from other persons to purchase or otherwise combine with the Company), to removing any impediments to the ability of Shareholders being able to choose freely whether to accept the Offer and to approving the Proposed Merger. Shareholders will have the ability to replace the entire Board at the 1998 Annual Meeting. Computer Associates believes if the Director Replacement Proposals are not duly adopted by Shareholders it is in the best interests of Computer Associates and the other Shareholders to hold the Annual Meeting, and elect such a slate of directors, at the earliest possible date. However, given the Board's opposition to the Offer, Computer Associates believes there is a risk that the Board will delay the 1998 Annual Meeting until February 8, 1999, or an even later date if possible, unless Shareholders amend the Bylaws to impose an additional limitation on the power of the Board to delay the Annual Meeting.

    Under the proposed amendment to Article II, Section 2, it would be clear that the Board is required to hold the Annual Meeting on the second Monday in August (subject to legal holiday delays) unless it is unable to do so due to forces entirely beyond its control.

    Article III, Section 1 of the Bylaws provides that all of the directors shall be elected at the Annual Meeting. Under Nevada law, directors are elected by a plurality of the votes cast at the stockholders' meeting. However, the provisions for cumulative voting in the Company's Certificate and Bylaws grant each Shareholder a number of votes equal to the number of shares owned by such Shareholder multiplied by the number of directors to be elected, and gives each Shareholder discretion to distribute such votes among the nominees including casting all votes for one candidate. This provision may allow holders of a minority of the Shares represented at an annual meeting to elect one or more directors.

    When the Shareholders elect directors at the 1998 Annual Meeting, they will, in effect, be deciding whether to accept the Offer. Computer Associates believes that the Board may interfere with the Shareholders' right to make that choice by taking Defensive Actions such as attempting to limit the Shareholders by amending Bylaws, issuing voting stock to a friendly party, entering into transactions that make the Company less attractive to Computer Associates, or using the Company's "poison pill" against the Offer.

    Therefore, Computer Associates proposes the adoption of the Stockholder Protection Bylaw that would establish a quorum of all the directors then in office at a meeting duly assembled for taking a Defensive Action, but would leave a quorum of a majority of the directors then in office if such action were approved by a majority of the outstanding Shares.

    The proposed bylaw defines "Defensive Action" to include any action with the purpose or effect, in whole or in part, of impeding a change in control of the Company or increasing the Board's power to impede such a change in control in the future. Computer Associates believes it is desirable to include a general definition of Defensive Action in the bylaw, so that the bylaw covers any new devices that are created to block takeover bids in the future. It also believes that such a general definition can be applied by the courts, since courts applying Nevada law and Delaware law (which the courts frequently have followed in determining Nevada corporate law) already apply a similar test in determining whether a board is engaged in anti-takeover defenses that give rise to "enhanced" duties under UNOCAL CORP. V. MESA PETROLEUM CO., 493 A.2d 946 (Del.
1985) and HILTON HOTELS CORP. V. ITT CORP., 978 F. Supp. 1342 (D. Nev. 1997). With limited exceptions, the definition of Defensive Action specifically excludes any action taken by the Board to facilitate an offer that a majority of the Board determines will maximize the Company's value in a sale for the benefit of Shareholders. Therefore, if after receiving an acquisition proposal, the Company receives a higher offer from a "white knight," the Board would not have to obtain Shareholder approval to block the original acquisition proposal and facilitate the offer from the white knight.

    Subsection 4 of Section 78.138 of the NRS states in relevant part:
"Directors may resist a change or potential change in control of the corporation if the directors BY A MAJORITY VOTE OF A QUORUM determine that the change or potential change is opposed to or not in the best interest of the corporation..." (emphasis added).

    Subsection 1 of Section 78.315 states: "Unless the articles of incorporation or THE BYLAWS PROVIDE FOR A DIFFERENT PROPORTION, a majority of the board of directors of the corporation then in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business, and the act of directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the board of directors" (emphasis added).

    Therefore, Computer Associates believes that the Shareholders are authorized to adopt a bylaw prescribing a quorum of all the directors then in office for Defensive Actions by the Board.

VOTE REQUIRED TO ADOPT ANTI-ENTRENCHMENT PROPOSALS.

    The Anti-Entrenchment Proposals are all bylaw amendments. The required vote for bylaw amendments are discussed above under "Director Replacement Proposals--Legal Validity of and Vote Required for the Director Replacement Proposals."

METHODS OF ADOPTING THE PROPOSALS.

    Computer Associates will pursue one or more of three different means of adopting the Proposals:

        1.  The solicitation of Shareholder Consents to adopt the Proposals.

        2.  The solicitation of Proxies to vote in favor of the Proposals at any
    Section 78.379 Meeting; and

        3. The solicitation of Agent Designations to call the Article II Special Meeting.

                       THE OFFER AND THE PROPOSED MERGER

    The purpose of the Offer is to enable Computer Associates to acquire control of, and the entire equity interest in, the Company. The Offer, as the first step in the acquisition of the Company, is intended to facilitate the acquisition of all the Shares. Computer Associates currently intends, as soon as practicable following consummation of the Offer, to propose and seek to have the Company consummate a merger or similar business combination with the Purchaser or another direct or indirect wholly owned subsidiary of Computer Associates (the "Proposed Merger"). The purpose of the Proposed Merger is to acquire all Shares not tendered and purchased pursuant to the Offer or otherwise. Pursuant to the Proposed Merger, each then outstanding Share (other than Shares owned by the Purchaser, Computer Associates or any of their subsidiaries, Shares held in the treasury of the Company and Shares owned by Shareholders who perfect any available appraisal rights under the NRS) would be converted into the right to receive an amount in cash equal to the price per Share paid pursuant to the Offer.

    Although the Purchaser will seek to have the Company consummate the Proposed Merger as soon as practicable after consummation of the Offer, if the Board opposes the Offer and the Merger, certain terms of the Rights and certain provisions of the NRS may affect the ability of the Purchaser to consummate the Offer, to obtain control of the Company and to effect the Proposed Merger. Accordingly, the timing and details of the Proposed Merger will depend on a variety of factors and legal requirements, the actions of the Board of Directors of the Company, the number of shares of Common Stock acquired by the Purchaser pursuant to the Offer and whether the conditions to the Offer described below (the "Conditions") are satisfied or waived.

    CONDITIONS TO THE OFFER

    MINIMUM CONDITION. Consummation of the Offer is conditioned (the "Minimum Condition") upon there being validly tendered and not withdrawn prior to the Expiration Date a number of Shares, which when added to the number of Shares owned by the Purchaser and its affiliates, constitutes a majority of the total number of outstanding Shares on a fully diluted basis on the date of purchase.

    According to the Company's Quarterly Report on Form 10-Q for the quarter ended December 26, 1997 (the "December 1997 10-Q"), at December 26, 1997, 77,952,347 Shares were issued and outstanding. According to the Company's Annual Report on Form-10-K for the fiscal year ended March 28, 1997 (the "1997 10-K"), at March 28, 1997, options covering a total of 6,578,881 Shares were outstanding under the Company's various stock option plans. Computer Associates currently beneficially owns 170,000 Shares. Based on the foregoing and assuming that no options were granted after March 28, 1997, and no options were exercised or expired from March 29, 1997 through December 26, 1997, there would be 84,531,228 Shares outstanding on a fully diluted basis and the Minimum Condition would be satisfied if 42,095,614 Shares were validly tendered pursuant to the Offer and not properly withdrawn. However, the actual number of Shares that must be validly tendered pursuant to the Offer and not properly withdrawn in order to satisfy the Minimum Condition will depend on the facts as they exist on the date of purchase. See the Offer to Purchase for information regarding the effect on the Offer of the Company's two-for-one stock split.

    RIGHTS CONDITION. Consummation of the Offer is conditioned (the "Rights Condition") upon the Rights having been redeemed by the Board or the Purchaser being satisfied, in its sole discretion, that the Rights have been invalidated or are inapplicable to the Offer and the Proposed Merger. The Rights are described in the Company's registration statement on Form 8-A dated December 21, 1988, as amended (the "Company 8-A"), and a summary description is provided below. The following summary is based on information contained in the Company 8-A.

    The Rights Agreement provides that, until the close of business on the Distribution Date (as defined therein), the Rights will be represented by and transferred with the associated Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates representing the Shares will constitute the transfer of the Rights associated with the Shares represented by such certificate. The Rights Agreement further provides that, following the Distribution Date, the Rights become exercisable, and separate certificates evidencing the Rights ("Rights Certificates") will be mailed to the holders of record of the outstanding Shares.

    The Rights Agreement provides that, at any time prior to the close of business on the earliest of (i) the tenth business day after the first public announcement that a person has become an Acquiring Person (as defined therein),
(ii) the date an Acquisition Event (as defined therein) has occurred, and (iii) the Final Expiration Date (as defined therein), the Board of Directors of the Company may direct the Company to redeem the Rights in whole, but not in part, at a price of $.01 per Right (except as provided in the Rights Agreement).

    Based on publicly available information, the Purchaser believes that, as of February 17, 1998, the Rights were not exercisable, Rights Certificates had not been issued and the Rights were evidenced by the Shares. The Purchaser believes that, as a result of the commencement of the Offer on February 17, 1998, the Distribution Date may occur as early as March 3, 1998, unless prior to such date the Company's Board of Directors redeems the Rights or takes action to delay the Distribution Date. The Distribution Date may also occur sooner.

    THE CONTROL SHARE CONDITION. Consummation of the Offer is conditioned (the "Control Share Condition") upon the Purchaser being satisfied, in its sole discretion, that Sections 78.378 through 78.3793 of the NRS (the "Nevada Control Share Acquisition Statute") are inapplicable to the Offer and the Proposed Merger.

    Pursuant to the Nevada Control Share Acquisition Statute, an "acquiring person," who acquires a "controlling interest" in an "issuing corporation," may not exercise voting rights on any "control share" unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a meeting of such stockholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares, is entitled to demand payment for the fair value of such stockholder's shares, and the corporation must comply with the demand. For purposes of the provisions under this subsection, "acquiring person" means any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise
(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, and/or (iii) a majority or more of the voting power of the issuing corporation in the election of directors. Voting rights must be conferred by a majority of the outstanding voting shares of disinterested stockholders as each threshold is reached and/or exceeded.

    "Control share" means those outstanding voting shares of an issuing corporation which an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person became an acquiring person. "Issuing corporation" means a corporation that is organized in Nevada, has 200 or more stockholders (at least 100 of whom are stockholders of record and residents of Nevada) and does business in Nevada directly or through an affiliated corporation.

    The above provisions do not apply if before the acquisition is made the articles of incorporation or bylaws of the Company to be in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that said provisions do not apply. The Certificate and Bylaws currently do not exclude the Company from the restrictions imposed by such provisions. The Control Share Condition would be satisfied if the Bylaws were amended such that, on the tenth day following consummation of the Offer, the Bylaws provide that the provisions of the Nevada Control Share Acquisition Statute do not apply, or if the Purchaser, in its sole discretion, were satisfied that the Nevada Control Share Acquisition Statute was invalid or its restrictions were otherwise inapplicable to the Purchaser in connection with the Offer and the Proposed Merger for any reason, including, without limitation, those specified in the Nevada Control Share Acquisition Statute.

    THE BUSINESS COMBINATION CONDITION. Consummation of the Offer is conditioned (the "Business Combination Condition") upon the Purchaser being satisfied, in its sole discretion, that Sections 78.411 through 78.444 of the NRS (the "Nevada Business Combination Statute") are inapplicable to the Purchaser in connection with the Offer and the Proposed Merger.

    The Nevada Business Combination Statute restricts the ability of a "resident domestic corporation" to engage in any combination with an "interested stockholder" for three years following the date on which the interested stockholder acquired the shares that caused such stockholder to become an interested stockholder, unless the combination or the purchase of shares by the interested stockholder on the date on which the interested stockholder acquired the shares that caused such stockholder to become an interested stockholder is approved by the board of directors of the resident domestic corporation before that date.

    If the combination were not previously approved, the interested stockholder may effect a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria.

    For purposes of the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more stockholders. "Interested stockholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (ii) an affiliate or associate of the resident domestic corporation and, at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. The above provisions do not apply to corporations that so elect in their articles of incorporation or in a charter amendment approved by a majority of the outstanding voting shares of disinterested stockholders. Such a charter amendment, however, would not become effective for 18 months after its passage and could apply only to stock acquisitions occurring after its effective date. The Certificate does not exclude the Company from the restrictions imposed by such provisions.

    The Business Combination Condition would be satisfied if the Company's Board of Directors approved the Offer and the Proposed Merger prior to consummation of the Offer and the Proposed Merger or if the Purchaser, in its sole discretion, were satisfied that the Nevada Business Combination Statute was invalid or its restrictions were otherwise inapplicable to the Purchaser in connection with the Offer and the Proposed Merger for any reason, including, without limitation, those specified in the Nevada Business Combination Statute.

    Certain other conditions to the consummation of the Offer are described in the Offer to Purchase. The Purchaser expressly reserves the right, in its sole discretion, to waive any one or more of the conditions to the Offer.

                               CERTAIN LITIGATION

    On February 17, 1998, Computer Associates filed the Complaint in the United States District Court for the District of Nevada (the "Court"). The Complaint requests that the Company be enjoined from taking actions to impede the exercise of the shareholder franchise, or the consummation of the Offer, and that the Company be required to render inapplicable various anti-takeover devices including its Rights Agreement, so that the Offer may be consummated.

    The Complaint also seeks various declarations pursuant to the NRS and the Bylaws regarding the solicitation of Consents, Proxies and Agent Designations. Computer Associates has asked the Court to declare that the holders of a majority of the Shares may act, by written consent or vote, to amend the Bylaws. Computer Associates also has asked the Court to declare that the holders of two-thirds of the Shares may act, by written consent or vote, to remove a sufficient number of the existing directors to be able to designate a majority of the members of the Board. Computer Associates has moved the Court for an expedited determination of these issues. That motion is pending before the Court.

    Also, on February 17, 1998, with respect to the Solicitation of Consents, Proxies and Agent Designations, Computer Associates filed preliminary copies of solicitation materials with the Commission.

                         CERTAIN INFORMATION CONCERNING
                   COMPUTER ASSOCIATES AND OTHER PARTICIPANTS
                              IN THE SOLICITATION

    Computer Associates beneficially owns 170,000 Shares. Certain information about the directors and executive officers of Computer Associates and certain other persons who may solicit Consents, Proxies and/or Agent Designations from the Shareholders is set forth in Schedule I attached hereto. No officer or director of Computer Associates owns any Shares.

    Except as set forth in this Solicitation and Proxy Statement or in the Schedules hereto, to the best knowledge of Computer Associates, none of Computer Associates, any of the persons participating in this solicitation on behalf of Computer Associates, or any associate of any of the foregoing persons (i) owns beneficially, directly or indirectly, or has the right to acquire, any securities of the Company or any parent or subsidiary of the Company, (ii) owns any securities of the Company of record but not beneficially, (iii) has purchased or sold any securities of the Company within the past two years, (iv) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (v) is or has been a party to any contract, arrangement or understanding with respect to any securities of the Company within the past year, (vi) has been indebted to the Company or any of its subsidiaries since the beginning of the Company's last fiscal year, (vii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party, (viii) knows of any currently proposed transaction, or series of similar transactions, to which Computer Associates or any other participant is to be a party, in which the amount involved exceeds $60,000 and in which any of them or their respective associates had, or will have, a direct or indirect material interest or (ix) has been convicted during the last ten years in a criminal proceeding (excluding traffic violations or other similar misdemeanors). In addition, except as set forth in this Solicitation and Proxy Statement or in the Schedules hereto, to the best knowledge of Computer Associates, none of Computer Associates, any of the persons participating in this solicitation on behalf of Computer Associates, or any associate or immediate family member of any of the foregoing persons has had or is to have a direct or indirect material interest in any transaction with the Company since the beginning of the

Company's last fiscal year, or any proposed transaction, to which the Company or any of its affiliates was or is a party.

                                 VOTING RIGHTS

    According to the December 1997 10-Q, at December 26, 1997, 77,952,347 Shares were outstanding and entitled to vote. Computer Associates believes that the only outstanding class of securities of the Company entitled to act by written Consent or vote at any 78.379 Meeting are the Shares. Each Share is entitled to one vote. For a description of the vote required to adopt the Proposals, see "Proposals--Legal Validity of and Vote Required for the Director Replacement Proposals.

                CERTAIN OTHER INFORMATION REGARDING THE COMPANY

    Shareholders are referred to the Company's [Statement] with respect to other information related to beneficial ownership of the Company's securities, including dissenters' rights of appraisal, procedures for submitting stockholder proposals intended to be presented at the Company's 1998 annual meeting of stockholders, information regarding the beneficial ownership of the Shares, any arrangements regarding the Shares the operation of which may result in a change of control of the Company and any change of control of the Company that may have occurred since the beginning of the Company's last fiscal year and information regarding the Company's stock option and other incentive compensation plans.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

    Certain statements contained in this Solicitation and Proxy Statement, including any forecasts, projections and descriptions of anticipated synergies referred to therein, including any statements contained herein regarding the development or possible assumed future results of operations of Computer Associates' businesses, the markets for Computer Associates' services and products, anticipated expenditures, regulatory developments and the effects of the Computer Associates Offer and the Proposed Merger, any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," or similar expressions, and other statements contained or incorporated by reference herein regarding matters that are not historical facts, are or may constitute forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to Computer Associates or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above in this paragraph. Investors are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Computer Associates undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                              GENERAL INFORMATION

    This Solicitation Statement and the accompanying [COLOR] Consent and Proxy Card with Agent Designation are first being made available to Shareholders on or
about             , 1998. Executed Consent and Proxy Cards with Agent
Designations will be solicited by mail, advertisement, telephone, telecopier and
in person. Solicitation will be made by [      ] and [      ] of Computer
Associates, none of whom will receive additional compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. Computer Associates has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. Computer Associates will reimburse these record holders for their reasonable out-of-pocket expenses.

    In addition, Computer Associates has retained MacKenzie Partners to solicit Consents, Proxies and/or Agent Designations in connection with calling the Special Meeting for which MacKenzie Partners will be paid a fee of approximately
$[      ] and will be reimbursed for its reasonable expenses. MacKenzie Partners
will employ approximately [      ] people in its efforts. Costs incidental to
this solicitation include expenditures for printing, postage, legal and related
expenses and are expected to be approximately $[      ]. The total costs
incurred to date in connection with this solicitation are not in excess of
$[      ]. Computer Associates intends to ask the Board to have the Company reimburse it for costs and expenses incurred in connection with this solicitation. Computer Associates does not intend to request that its reimbursement request be submitted to a vote of the Shareholders.

    Computer Associates has also retained Bear, Stearns & Co. Inc. and its affiliates ("Bear Stearns") to provide certain financial advisory services to Computer Associates. Bear Stearns is acting as Dealer Manager in connection with the Offer and as financial advisor to Computer Associates and the Purchaser in connection with the proposed acquisition of the Company, but Bear Stearns has not been retained to specifically assist in this solicitation. Computer Associates is obligated to pay to Bear Stearns, if, as more fully described in the engagement letter relating thereto, during the term of the engagement or within 12 months thereafter Computer Associates acquires the Company or more than 50% of its outstanding voting securities, a fee of $5 million and a fee of $1 million (which will be credited against such $5 million fee) if Computer Associates requests Bear Stearns to render a customary fairness opinion. Bear Stearns is also entitled to act as sole lead underwriter, placement agreement and financial advisor in connection with certain debt and equity financings (and certain refinancings) and certain asset sales for a specified period following the acquisition and to receive fees in connection therewith. In addition, Computer Associates has agreed to reimburse Bear Stearns for its reasonable expenses, including reasonable fees and disbursements of its counsel, incurred in rendering its services under its engagement agreement with Computer Associates and has agreed to indemnify Bear Stearns against certain liabilities and expenses in connection with the Offer and the Proposed Merger, including certain liabilities under the federal securities laws. Bear Stearns from time to time renders various investment banking services to Computer Associates and its affiliates for which it is paid customary fees. In connection with Bear Stearns' engagement as financial advisor, Computer Associates anticipates that certain employees of Bear Stearns may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are Company Shareholders for the purpose of assisting in this solicitation. Bear Stearns will not receive any fee for, or in connection with, such solicitation activities by its employees apart from the fees it is otherwise entitled to receive as described above.

REVOCABILITY OF SIGNED PROXIES, CONSENTS AND AGENT DESIGNATIONS

    You may revoke your Consent, Proxy or Agent Designation at any time by executing and delivering a written revocation to the Company (please send a copy of any revocation sent to the Company to MacKenzie so that Computer Associates is aware of the revocation). Such a revocation must clearly state that your Consent and Proxy Card with Agent Designation is no longer effective. A Consent and Proxy Card with Agent Designation may also be revoked by notice given to the Company in a meeting of the Shareholders. Any revocation of a Consent, Proxy or Agent Designation will not effect any action taken by the Designated Agents or proxies, or pursuant to the Consent prior to such revocation.

    IF YOU HAVE ANY QUESTIONS ABOUT GIVING YOUR CONSENT, PROXY AND AGENT DESIGNATION OR REQUIRE ASSISTANCE, PLEASE CONTACT MACKENZIE PARTNERS, INC., TOLL-FREE AT (800) 322-2885.

                                   SCHEDULE I

           INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS OF
          COMPUTER ASSOCIATES AND THEIR ADVISORS THAT MAY PARTICIPATE
        IN THE SOLICITATION OF CONSENTS, PROXIES AND AGENT DESIGNATIONS

    The name, business address, and present principal occupation or employment of each of the directors and executive officers of Computer Associates and its advisors and certain other employees and representatives of Computer Associates that may participate in the solicitation of Consents, Proxies and Agent Designations are set forth below. Unless otherwise indicated, the principal business address of each director or executive officer of Computer Associates is One Computer Associates Plaza, Islandia, NY 11788-7000 and the principal business address of each representative of Bear Stearns is 245 Park Avenue, New York, NY 10167.

    Consents, Proxies and Agent Designations may be solicited by mail, advertisement, telephone, telecopier and in person. In addition to the solicitation of tenders, solicitation of the foregoing may be made by Michael J. Urfirer, Senior Managing Director of Bear Stearns, Lisa M. Price, Senior Managing Director of Bear Stearns and Barry J. Cohen, Senior Managing Director of Bear Stearns none of whom will receive additional compensation for such solicitation.

    Bear Stearns engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the ordinary course of its business, Bear Stearns may actively trade the securities of the Company for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. As of February 16, 1998, Bear Stearns held for its own account and the account of its affiliates a net short position of approximately 700 Shares. Bear Stearns from time to time owns, in the ordinary course of business, certain of the Company's securities of record but not beneficially for the account of its customers.

    Bear Stearns does not admit that it or any of its directors, officers, employees or affiliates is a "participant," as defined in Schedule 14A promulgated under the Exchange Act by the Commission, in the solicitation to which this Solicitation and Proxy Statement relates or that such Schedule 14A requires disclosure in the Solicitation and Proxy Statement of certain information concerning Bear Stearns.

      PARTICIPANT DIRECTORS AND EXECUTIVE OFFICERS OF COMPUTER ASSOCIATES

                                                              PRESENT OFFICE OR OTHER
NAME                                                     PRINCIPAL OCCUPATION OR EMPLOYMENT
------------------------------------------------  ------------------------------------------------
Sanjay Kumar                                      Director, President and
                                                  Chief Operating Officer

Peter A. Schwartz                                 Senior Vice President, Finance and
                                                  Chief Financial Officer

                                  SCHEDULE II

    Except as disclosed in this Solicitation and Proxy Statement, to the best of Computer Associates' knowledge, none of Computer Associates, its directors, executive officers, or other employees or representatives named in Schedule I hereto has any interest, direct or indirect, by security holdings or otherwise, in the Company.

                                  SCHEDULE III

                    TRANSACTIONS IN THE COMPANY'S SECURITIES

    Computer Associates purchased through a wholly-owned subsidiary, 150,000 Shares on January 21, 1998 for $87.28 per Share and 20,000 Shares on January 23, 1998 for $83.90 per Share.

                          [Front Side of Proxy Card]


                  COMPUTER ASSOCIATES INTERNATIONAL, INC.


         CONSENT, PROXY/VOTING INSTRUCTION AND AGENT DESIGNATION CARD

     This consent, proxy and agent designation is solicited on behalf of
                   COMPUTER ASSOCIATES INTERNATIONAL, INC.

     The undersigned hereby acknowledges receipt of the Solicitation and Proxy Statement and consents with respect to all of the Common Stock, par value $1.00 per share of Computer Sciences Corporation (the "Shares") held by the undersigned, to the adoption of each of the proposals set forth on the reverse side hereof (the "Proposals") without a meeting of the stockholders of the Company (except as otherwise specified herein).

     The undersigned also hereby constitutes and appoints Daniel H. Burch and Mark H. Harnett, and each of them, with full power of substitution in each, the proxies (the "Proxies") of the undersigned, to represent the undersigned and to vote all Shares that the undersigned is entitled to vote if personally present at any special meeting of stockholders called pursuant to
Section 78:379 of the Nevada Revised Statutes (a "78:379 Meeting"), and at any adjournments or postponements thereof, as indicated on the reverse side hereof and in the discretion of the Proxies, to vote upon such other business as may properly come before any 78:379 Meeting, and any adjournment or postponement thereof. The undersigned hereby revokes any previous proxies with respect to matters covered hereby.

     The undersigned also hereby constitutes and appoints Daniel H. Burch and Mark H. Harnett, and each of them, with full power of substitution in each, the proxies and agents (the "Designated Agents") of each of the undersigned, to represent the undersigned and all the Shares held by the undersigned to do any or all of the following, to which each of the undersigned hereby consents: (i) To take all such action as shall be necessary or appropriate to call (but not to vote at) a special meeting of the shareholders of the Company (the "Special Meeting"), (ii) to request, in a writing delivered either in person or by registered mail to the President or the Secretary of the Company, that such officer forthwith cause to be given, to the Company shareholders entitled thereto, notice of the Special Meeting to be held on a date and at a place to be determined by the Company's Board of Directors, and
(iii) to exercise any and all of the other rights of each of the undersigned incidental to (a) calling and convening the Special Meeting and (b) causing the purposes of the authority expressly granted herein to be carried into effect; provided, however, that nothing contained in this instrument shall be construed to grant the Designated Agents the right, power or authority to vote any shares owned by the undersigned at the Special Meeting.

    This consent, proxy and agent designation, when properly executed, will be used in the manner directed herein by the undersigned shareholder. If no instruction is given the undersigned will be deemed to have consented to each of the Proposals, the appointment of the Proxies to vote at the 78:379 Meeting and the appointment of the Designated Agents to call (but not to vote at) the Special Meeting. Subject to the instructions given by the undersigned, the above named Proxies of the undersigned are authorized to initiate and vote for the Proposals at any 78:379 Meeting.

                    (Continued, and to be signed and dated on the reverse side.)

                         [Reverse Side of Proxy Card]



1.  SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE CONSENT ACTION
    RESOLUTION

/ /  CONSENTS/FOR         / /  WITHHOLDS CONSENT/AGAINST           / /  ABSTAIN

2. SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE DIRECTOR REMOVAL RESOLUTION

/ /  CONSENTS/FOR          / /  WITHHOLDS CONSENT/AGAINST          / /  ABSTAIN

3. SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON A RESOLUTION INCREASING THE SIZE OF THE COMPANY'S BOARD OF DIRECTORS:

/ /  CONSENTS/FOR          / /  WITHHOLDS CONSENT/AGAINST          / /  ABSTAIN

4. SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE ELECTION OF CHARLES B. WANG, SANJAY KUMAR, RUSSELL ARTZT, PETER A. SCHWARTZ, STEVEN M. WOGHIN, CHARLES P. MCWADE, IRA ZAR, MICHAEL A. MCELROY, DAVID KAPLAN, ROBERT TOTH, RICHARD CHIARELLO, LISA SAVINO, GARY QUINN, ABRAHAM POZNANSKI AND DOUGLAS ROBINSON, AS MAY BE NECESSARY TO FILL THE VACANCIES OR NEWLY CREATED DIRECTORSHIPS.

/ /  CONSENTS/FOR          / /  WITHHOLDS CONSENT/AGAINST          / /  ABSTAIN

5. SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON A PROPOSAL TO AMEND THE COMPANY'S BYLAWS, TO CLARIFY THAT THE BOARD MAY NOT DELAY THE 1998 ANNUAL MEETING TO A DATE LATER THAN AUGUST 10, 1998:

/ /  CONSENTS/FOR          / /  WITHHOLDS CONSENT/AGAINST          / /  ABSTAIN

6. SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE PROPOSAL TO ADOPT A "STOCKHOLDER PROTECTION BYLAW" THAT WOULD ESTABLISH A QUORUM OF ALL THE DIRECTORS THEN IN OFFICE AT A MEETING DULY ASSEMBLED FOR TAKING ANY DEFENSIVE ACTION, BUT WOULD LEAVE A QUORUM OF A MAJORITY OF THE DIRECTORS THEN IN OFFICE IF SUCH ACTION WAS APPROVED BY A MAJORITY OF THE OUTSTANDING
    SHARES:

/ /  CONSENTS/FOR          / /  WITHHOLDS CONSENT/AGAINST          / /  ABSTAIN

7. SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON A PROPOSAL TO REPEAL ANY BYLAWS ADOPTED BY THE BOARD SINCE FEBRUARY 1, 1998

/ /  CONSENTS/FOR          / /  WITHHOLDS CONSENT/AGAINST          / /  ABSTAIN

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof

Change of Address and or Comments Mark Here  / /


The signature on this Consent, Proxy and Agent Designation should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

DATED:
      --------------------------------------, 1998

      --------------------------------------------
                      Signature

      --------------------------------------------
                      Signature

Votes must be indicated (x) in Black or Blue Ink


Please sign, date and return this consent and proxy card with agent designations in the enclosed prepaid envelope